UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2015, the Board of Directors (the “Board”) of Inteliquent, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to add a new Section 9 to Article VI, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state or federal court located within the State of Delaware (the “Exclusive Forum Provision”). In addition, the Bylaws provide that any person bringing any action the subject matter of which is within the scope of the prior sentence in a court other than a state or federal court located within the State of Delaware will be deemed to have consented to the personal jurisdiction of the specified courts in connection with any action brought to enforce the Exclusive Forum Provision. This amendment was adopted in accordance with recent changes to the Delaware General Corporation Law, which explicitly authorize Delaware corporations to adopt exclusive forum selection provisions such as the Exclusive Forum Provision. The Board determined that adoption of the Exclusive Forum Provision is in the best interests of the Company and its stockholders for a number of reasons, including, among others:

•	the importance of preventing the unnecessary diversion of the Company’s resources to address costly, wasteful and duplicative multi-forum litigation, in particular by reducing the risk of conncurrently defending litigation in multiple jurisdictions and mitigating the risk of conflicting outcomes;

•	facilitating increased consistency and predictability in litigation outcomes for the benefit of the Company and its stockholders, in particular by increasing the probability that litigation matters will be heard by judges with significant experience applying Delaware corporate law; and

•	recent statutory developments in Delaware, and case law developments in other jurisdictions, upholding the Board’s authority to adopt such bylaw provisions and confirming their validity.

In addition, in adopting the amendment, the Board considered that the Exclusive Forum Provision expressly preserves the ability of the Company to consent to an alternative forum under appropriate circumstances, and preserves the ability of stockholders to bring the type of claims addressed by the Exclusive Forum Provision, subject to applicable law. The amendment to the Bylaws was effective immediately upon approval by the Board.

Item 8.01. Other Events.

On October 20, 2015, the Board approved and authorized the repurchase of the Company’s common stock up to an aggregate of $50.0 million. The authorization remains open for a period of three years, ending October 20, 2018.

The Company is authorized to repurchase from time to time shares of its outstanding common stock through open market, privately negotiated or block transactions. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions and corporate and regulatory considerations. The stock repurchase program may be extended, modified, suspended or discontinued at any time, and the Company has no obligation to repurchase any dollar amount or number of shares of its common stock under the stock repurchase program. The Company intends to make all repurchases in compliance with the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Inteliquent, Inc.

99.1	Press release issued October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Richard L. Monto
Date: October 22, 2015	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Inteliquent, Inc.

99.1	Press release issued October 22, 2015.